Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
Mark V. Dendle
Executive Vice President & CFO

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

SECOND QUARTER RESULTS

(Dallas, TX October 27, 2008): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2009 ended September 30, 2008. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates.

For the quarter ended September 30, 2008, revenues and net earnings were $178.9 million and $15.6 million, respectively. Revenues decreased 15% from the prior year second quarter and net earnings decreased 55% from the same period. Diluted earnings per share for the second quarter of fiscal 2009 were $0.36 compared with $0.73 in the same period a year ago, a 51% decline.

GYPSUM WALLBOARD AND PAPERBOARD

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $95.2 million, a 14% decrease from the $110.4 million for the same quarter a year ago. The quarterly comparative revenue decline reflects lower gypsum wallboard sales volumes and sales prices. Gypsum Wallboard and Paperboard’s second quarter operating earnings of $3.5 million were down 82% compared with operating earnings of $19.0 million for the same quarter last year. Gypsum Wallboard sales volume of 556 million square feet (MMSF) for the quarter declined 9% from the prior year’s second quarter.

CEMENT, CONCRETE AND AGGREGATES

Cement revenues, including joint venture and intersegment revenues, for the second quarter totaled $85.7 million, 15% less than the $101.1 million for the same quarter a year ago. Operating earnings from Cement declined to $27.1 million for the second quarter this year from $36.3 million for the same quarter last year. Cement sales volumes for the second quarter were 830,000 tons, 18% below the 1,008,000 tons for the same quarter last year. Eagle’s purchased cement sales volumes for the quarter declined 18% to approximately 134,000 tons. The average net sales price for this fiscal year’s second quarter was $97.12 per ton, 2% greater than the $95.68 per ton for the same quarter last year.

Revenues from Concrete and Aggregates were $21.3 million for this year’s second quarter, 14% less than the $24.8 million for the second quarter a year ago. Concrete and Aggregates reported a $1.4 million operating profit for this year’s second quarter, down from the $4.1 million operating profit for the same quarter last year, primarily due to lower sales volumes in our Concrete business and lower net sales prices in both Concrete and Aggregates.

Concrete sales volume decreased 18% for the second quarter this year to 180,000 cubic yards from 220,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $73.24 per cubic yard for the second quarter of fiscal 2009 was 3% less than the $75.44 per cubic yard for the second quarter a year ago. Our Aggregates operation reported sales volume of 1.3 million tons for the current quarter, 11% greater than the 1.2 million tons reported in the second quarter last year. Our Aggregates quarterly average net sales price was 12% below last year’s second quarter average net sales price due to a disproportionately higher volume of lower-priced road base material sold during the quarter.

DETAILS OF FINANCIAL RESULTS

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Monday, October 27, 2008. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

Mark V. Dendle

Executive Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Six Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,
	2008	2007	Change
Revenues	$178,934	$210,463	-15%
Earnings Before Income Taxes	$22,244	$50,011	-56%
Net Earnings	$15,645	$34,538	-55%
Earnings Per Share:
- Basic	$0.36	$0.74	-51%
- Diluted	$0.36	$0.73	-51%
Average Shares Outstanding:
- Basic	43,480,047	46,729,756	-7%
- Diluted	43,835,459	47,336,936	-7%

	Six Months Ended September 30,
	2008	2007	Change
Revenues	$355,737	$431,700	-18%
Earnings Before Income Taxes	$33,176	$105,727	-69%
Net Earnings	$23,475	$72,063	-67%
Earnings Per Share:
- Basic	$0.54	$1.52	-64%
- Diluted	$0.54	$1.50	-64%
Average Shares Outstanding:
- Basic	43,451,146	47,337,065	-8%
- Diluted	43,853,220	47,962,356	-9%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,
	2008	2007	Change
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$74,583	$88,563	-16%
Gypsum Paperboard	20,625	21,868	-6%

	95,208	110,431	-14%
	53%	52%
Cement (Wholly Owned)	59,317	74,922	-21%
	33%	36%
Concrete & Aggregates	21,070	24,494	-14%
	12%	12%
Other, net	3,339	616	+442%
	2%	0%

Total	$178,934	$210,463	-15%
	100%	100%

Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(1,340)	$15,246	-109%
Gypsum Paperboard	4,844	3,721	+30%

	3,504	18,967	-82%
	10%	32%
Cement:
Wholly Owned	18,229	27,059	-33%
Joint Venture	8,854	9,274	-5%

	27,083	36,333	-25%
	77%	60%
Concrete & Aggregates	1,362	4,102	-67%
	4%	7%
Other, net **	3,339	616	+442%
	9%	1%

Total Operating Earnings	35,288	60,018	-41%
	100%	100%
Corporate General Expenses	(4,915)	(5,746)
Interest Expense, net	(8,129)	(4,261)

Earnings Before Income Taxes	$22,244	$50,011	-56%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Second quarter of fiscal 2009 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Six Months Ended September 30,
	2008	2007	Change
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$155,981	$193,390	-19%
Gypsum Paperboard	40,155	42,514	-6%

	196,136	235,904	-17%
	55%	55%
Cement (Wholly Owned)	116,081	146,372	-21%
	33%	34%
Concrete & Aggregates	39,781	48,286	-18%
	11%	11%
Other, net	3,739	1,138	+229%
	1%	0%

Total	$355,737	$431,700	-18%
	100%	100%

Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(6,728)	$42,420	-116%
Gypsum Paperboard	8,057	8,039	0%

	1,329	50,459	-97%
	2%	41%
Cement:
Wholly Owned	32,983	48,477	-32%
Joint Venture	16,740	15,450	+8%

	49,723	63,927	-22%
	85%	52%
Concrete & Aggregates	3,475	8,151	-57%
	6%	6%
Other, net **	3,739	1,138	+229%
	7%	1%

Total Operating Earnings	58,266	123,675	-53%
	100%	100%
Corporate General Expenses	(8,970)	(10,093)
Interest Expense, net	(16,120)	(7,855)

Earnings Before Income Taxes	$33,176	$105,727	-69%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Six months ended September 30, 2008 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MMSF’s)	556	612	-9%	1,202	1,254	-4%

Cement (M Tons):
Wholly Owned	584	753	-22%	1,140	1,458	-22%
Joint Venture	246	255	-4%	525	513	+2%

	830	1,008	-18%	1,665	1,971	-16%

Paperboard (M Tons):
Internal	25	24	+4%	50	50	0%
External	42	48	-13%	84	93	-10%

	67	72	-7%	134	143	-6%

Concrete (M Cubic Yards)	180	220	-18%	357	430	-17%

Aggregates (M Tons)	1,302	1,178	+11%	2,100	2,341	-10%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MSF)	$98.37	$110.22	-11%	$93.48	$119.43	-22%
Cement (Ton)	$97.12	$95.68	2%	$97.32	$95.97	1%
Paperboard (Ton)	$505.83	$476.26	6%	$502.22	$478.75	5%
Concrete (Cubic Yard)	$73.24	$75.44	-3%	$73.76	$75.32	-2%
Aggregates (Ton)	$6.21	$7.02	-12%	$6.61	$7.08	-7%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Intersegment Revenues:
Cement	$1,935	$2,763	$3,851	$4,831
Paperboard	14,175	13,256	28,445	27,395
Concrete and Aggregates	271	351	496	680

	$16,381	$16,370	$32,792	$32,906

Cement Revenues:
Wholly Owned	$59,317	$74,922	$116,081	$146,372
Joint Venture	24,489	23,455	52,118	47,028

	$83,806	$98,377	$168,199	$193,400

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31, 2008*
	2008	2007
ASSETS
Current Assets –
Cash and Cash Equivalents	$17,018	$20,965	$18,960
Accounts and Notes Receivable, net	72,682	76,861	62,949
Inventories	103,173	81,273	98,717

Total Current Assets	192,873	179,099	180,626

Property, Plant and Equipment –	1,085,942	1,047,206	1,079,742
Less: Accumulated Depreciation	(395,921)	(352,963)	(374,186)

Property, Plant and Equipment, net	690,021	694,243	705,556
Notes Receivable	7,026	7,992	7,286
Investments in Joint Venture	39,085	41,312	40,095
Goodwill and Intangibles	153,131	150,568	153,449
Other Assets	26,810	19,766	27,835

	$1,108,946	$1,092,980	$1,114,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$39,286	$65,320	$50,961
Federal Income Taxes Payable	347	29,937	—
Accrued Liabilities	52,277	56,306	56,315

Total Current Liabilities	91,910	151,563	107,276

Long-Term Debt	400,000	320,000	400,000
Long-Term Liabilities	86,859	87,690	84,342
Deferred Income Taxes	114,165	114,086	117,542
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 43,544,038, 44,351,625 and 43,430,297 Shares, respectively.	435	444	434
Capital in Excess of Par Value	4,255	—	—
Accumulated Other Comprehensive Losses	(1,368)	(850)	(1,368)
Retained Earnings	412,690	420,047	406,621

Total Stockholders’ Equity	416,012	419,641	405,687

	$1,108,946	$1,092,980	$1,114,847

*	From audited financial statements.